As filed with the Securities and Exchange Commission on February 1, 2021

Registration No. 333-235555

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1
ON
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________
Monitronics International, Inc.
(Exact name of registrant as specified in its charter)
__________________

Delaware	74-2719343
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1990 Wittington Place
Farmers Branch, Texas 75234
(972) 243-7443
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
__________________

Fred A. Graffam III
Executive Vice President and Chief Financial Officer and Assistant Secretary
1990 Wittington Place
Farmers Branch, Texas 75234
(972) 243-7443
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________

With a copy to:

David J Miller
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Telephone: (713) 546-5400
__________________
Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company," in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 2 relates to the following Registration Statement on Form S-3 (the “Registration Statement”), originally filed by Monitronics International, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission:
•Registration Statement No. 333-235555, filed on Form S-1 on December 17, 2019 and declared effective on January 8, 2020, including the first post-effective amendment thereto, filed on Form S-3 on August 26, 2020 and declared effective on September 23, 2020

The Company has terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Registration Statement is hereby amended to remove and withdraw from registration all of such securities registered but unsold under the Registration Statements.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized on February 1, 2021.

MONITRONICS INTERNATIONAL, INC.

By:	/s/ William E. Niles
William E. Niles
Chief Executive Officer (principal executive officer)

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statements on Form S-3 in reliance upon Rule 478 under the Securities Act of 1933, as amended.
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